EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D/A to which this Agreement is annexed as Exhibit 99.1, and any amendments thereto, is and will be filed on behalf of each of them in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: February 26, 2021

CBEP INVESTMENTS, LLC

By:	/s/ Stephanie Paré Sullivan
Name:	Stephanie Paré Sullivan
Title:	Chief Operating Officer, General Counsel and Secretary

CHARLESBANK EQUITY FUND IX GP, LIMITED PARTNERSHIP

By:	Charlesbank Equity Fund IX GP, LLC, its General Partner

By:	Charlesbank Capital Partners, LLC, its Sole Member

By:	/s/ Stephanie Paré Sullivan
Name:	Stephanie Paré Sullivan
Title:	General Counsel and Chief Operating Officer

CHARLESBANK EQUITY FUND IX GP, LLC

By:	Charlesbank Capital Partners, LLC, its Sole Member

By:	/s/ Stephanie Paré Sullivan
Name:	Stephanie Paré Sullivan
Title:	General Counsel and Chief Operating Officer

CHARLESBANK CAPITAL PARTNERS, LLC

By:	/s/ Stephanie Paré Sullivan
Name:	Stephanie Paré Sullivan
Title:	General Counsel and Chief Operating Officer